Exhibit 5.1

REEDER & SIMPSON PC

ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Facsimile: 011-692-625-3602
Majuro, MH 96960	Email: dreeder@ntamar.net
r.simpson@simpson.gr

Gener8 Maritime, Inc.

299 Park Avenue

New York, New York 10171

January 10, 2017

Re: Gener8 Maritime, Inc. (the “Company”)

Ladies and Gentlemen:

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”), and are members in good standing of the Bar of the RMI.  We have acted as special RMI counsel to the Company, a RMI corporation, and in such capacity we have assisted in the preparation and filing by the Company and certain of the Company’s subsidiaries which are co-registrants (the “Co-Registrants”), of a Registration Statement on Form S-3 (as it may be amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) debt securities (the “Debt Securities”), which may be issued pursuant to an indenture (the “Indenture”), as amended or supplemented from time to time, between the Company and the trustee named in the Indenture, (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), which may be offered and sold by the Company (the “New Common Stock”), (iv) shares of Common Stock which may be offered and sold by the selling shareholders named in the Registration Statement (the “Selling Shareholders’ Common Stock”), (v) warrants to purchase securities of the Company (the “Warrants”), (vi) rights to purchase securities of the Company (“Rights”), (vii) depositary shares representing a fractional share or multiple shares of Preferred Stock and evidenced by depositary receipts (the “Depositary Shares”), (viii) purchase contracts for the purchase and sale of securities (the “Purchase Contracts”), (ix) units issued by the Company comprised of any of the foregoing (the “Units”), and (x) guarantees of the Debt Securities issued by one or more of the Co-Registrants (the “Guarantees”), for the purpose of rendering an opinion that relates to the application and interpretation of  RMI law.  The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Rights, the Depositary Shares, the Purchase Contracts, Units and the Guarantees are herein collectively called the “Securities.” The aggregate offering price of the Securities to be offered by the Company and the Co-Registrants under the Registration Statement is up to $500,000,000, and up to 23,855,642 shares of Selling Shareholders’ Common Stock may be offered by the selling shareholders named in the Registration Statement.  The Securities include any additional securities that may be registered by the Company, and the Guarantees include any additional guarantees of the Debt Securities that may be registered by the Co-Registrants, pursuant to any subsequent registration statement that the Company and the Co-

Registrants may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (as prescribed by the Commission pursuant to the Securities Act).

In rendering this opinion, we have reviewed copies of the following documents:

I.                                        the Registration Statement and form of preliminary prospectus included therein;

II.                                   the form of Indenture, which is governed by the laws of the State of New York; and

III.                              the organizational and governing documents of the Company and each Co-Registrant listed on Schedule I hereto.

In addition, although we have searched the statutory laws of the RMI and have examined such certificates, records, authorizations, and proceedings as we have deemed relevant, our knowledge of factual matters is limited to those matters of which we have actual knowledge.  The opinions hereinafter expressed are subject to the constitutionality and continued validity of all RMI statutes and laws relied upon us in connection therewith.  We express no opinion as to matters governed by, or the effect or applicability of any laws of any jurisdiction other than the laws of the RMI which are in effect as of the date hereof.  This opinion speaks as of the date hereof, and it should be recognized that changes may occur after the date of this letter which may affect the opinions set forth herein.  We assume no obligation to advise the parties, their counsel, or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to our attention.

Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.  Upon the fixing of the designations, relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and any proper and valid filing with the authorities of the RMI of a statement setting forth a copy of the resolution of the Board of Directors of the Company establishing such series of Preferred Stock and the number of shares of such Preferred Stock to be issued, all in conformity with the Company’s Third Amended and Restated Articles of Incorporation and Amended and Restated By-laws, and upon the approval of the Board of Directors of the Company of the specific terms of issuance, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered against payment therefor in accordance with the applicable agreement or upon conversion or exchange in accordance with the terms of any such Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

2.  The shares of New Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company’s Third Amended and Restated Articles of Incorporation and Amended and Restated

By-laws and when issued and delivered against payment therefor in accordance with the applicable agreement or upon conversion or exchange of any Security that has been duly authorized, issued, paid for and delivered, will be validly issued, fully paid and non-assessable.

3. The Company has the authority, pursuant to its Third Amended and Restated Articles of Incorporation and Amended and Restated By-laws, to issue the Securities, provided that the Common Stock or Preferred Stock into which such Securities are convertible or for which such Securities may be exercised does not exceed the authorized number of shares of Common Stock or Preferred Stock as set forth in the Company’s Third Amended and Restated Articles of Incorporation and Amended and Restated By-laws. When the terms relating to any of the Securities have been duly adopted and established in accordance with applicable law and the Third Amended and Restated Articles of Incorporation, such Securities will be duly authorized by the Company.

4.  The Company and each Co-Registrant listed on Schedule I hereto has the power and authority, corporate or otherwise, to issue the Guarantees.  When the terms relating to any of the Guarantees have been duly adopted and established in accordance with applicable law and the Certification of Formation and Operating Agreement or the Certificate of Incorporation, Articles of Incorporation, and Bylaws of each Co-Registrant, as applicable, such Guarantees will be duly authorized by each Co-Registrant.

5.   The shares of Selling Shareholders’ Common Stock outstanding as of the date hereof are duly authorized, validly issued, fully paid and non-assessable.

6.   The Company and each Co-Registrant listed on Schedule I hereto is validly existing and in good standing under the laws of the RMI.

We hereby authorize the addressee of this opinion to file it as an exhibit to the Registration Statement and consent to the reference to us under the captions “Legal Matters” in the prospectus that is a part of the Registration Statement, without admitting that we are an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of said Act.  Kramer Levin Naftalis & Frankel LLP may rely on this opinion for purposes of rendering a legality opinion to the Company in connection with the Registration Statement.

Sincerely,

/s/ Dennis J. Reeder
Dennis J. Reeder
Reeder & Simpson, P.C.

Schedule I

RMI Co-Registrants

Gener8 Andriotis LLC

Gener8 Apollo LLC

Gener8 Ares LLC

Gener8 Athena LLC

Gener8 Chiotis LLC

Gener8 Constantine LLC

Gener8 Ethos LLC

Gener8 Hector LLC

Gener8 Hera LLC

Gener8 Macedon LLC

Gener8 Maritime Management LLC

Gener8 Maritime Subsidiary II Inc.

Gener8 Maritime Subsidiary Inc.

Gener8 Maritime Subsidiary NEW IV Inc.

Gener8 Maritime Subsidiary V Inc.

Gener8 Maritime Subsidiary VI Inc.

Gener8 Maritime Subsidiary VII Inc.

Gener8 Maritime Subsidiary VIII Inc.

Gener8 Miltiades LLC

Gener8 Nautilus LLC

Gener8 Neptune LLC

Gener8 Nestor LLC

Gener8 Noble LLC

Gener8 Oceanus LLC

Gener8 Perseus LLC

Gener8 Strength LLC

Gener8 Success LLC

Gener8 Supreme LLC

Gener8 Theseus LLC

GMR Argus LLC

GMR Atlas LLC

GMR Daphne LLC

GMR Elektra LLC

GMR George T LLC

GMR Hercules LLC

GMR Horn LLC

GMR Maniate LLC

GMR Orion LLC

GMR Phoenix LLC

GMR Poseidon LLC

GMR Spartiate LLC

GMR Spyridon LLC

GMR St. Nikolas LLC

GMR Ulysses LLC

GMR Zeus LLC

Unique Tankers LLC